                                CONSENT OF COUNSEL

          We hereby consent to the use of our name and to the references to our firm under the caption "Other Information - Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 10 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (Nos. 33-87254 and 811-08764), of PaineWebber PACE Select Advisors Trust.




                                                 /s/ Willkie Farr & Gallagher
                                                 ----------------------------
                                                     Willkie Farr & Gallagher


November 30, 1999
New York, New York